UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2022

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2022, IDW Media Holdings, Inc. (the “Company”) entered into an employment agreement with Howard S. Jonas (who serves as the Company’s Chairman of the Board, which is not an executive officer position) (the “Employment Agreement”), which provides, among other things, the following: (i) an annual base salary of $400,000 for a term of five years (the “Initial Term”) payable through the issuance of 1,104,972 restricted shares of the Company’s Class B common stock to be issued on entering into the Employment Agreement with the value of the shares based upon the closing price of the Class B Stock on the NYSE American on April 4, 2022, the trading day immediately preceding the issuance equal to $2 million representing Mr. Jonas’ base salary for the entire Initial Term; (ii) such shares shall vest, contingent on Mr. Jonas’ remaining in continuous service to the Company, in substantially equal amounts on April 5, 2023, April 5, 2024, April 5, 2025, April 5, 2026 and April 5, 2027; (iii) if Mr. Jonas’ employment is terminated without cause (as such term is defined the Employment Agreement), resigns for good reason (as such term is defined the Employment Agreement) or upon Mr. Jonas’s death or disability (as such term is defined in the Employment Agreement) and upon other conditions set forth in the Employment Agreement, Mr. Jonas will be entitled to (1) severance in the amount equal to twelve (12) months of any cash portion of his base salary; and (2) any restrictions with respect to any equity grants shall lapse, and any unvested equity grants in the Company or its subsidiaries shall vest.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.11 to this report and is incorporated herein by reference.

Item 5.07 Submission of Maters to a Vote of Security Holders.

(a)	The Company’s Annual Meeting of Stockholders was held on April 5, 2022 (the “Meeting”).

(b)	(1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
Sanford R. Climan	2,193,483	1,705	80,174	194,081	88.83
Perry Davis	2,183,542	11,746	80,075	194,081	88.42
Allan I. Grafman	2,194,047	1,242	80,073	194,081	88.85
Amy Jonas	2,193,582	1,756	80,023	194,081	88.83
Howard S. Jonas	2,192,782	2,557	80,020	194,084	88.80
Irwin Katsof	2,183,537	11,750	80,075	194,081	88.42
Christopher McGurk	2,182,655	12,633	80,074	194,081	88.39

(2)	A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of an amendment to the Company’s 2019 Stock Option and Incentive Plan that increased the number of shares of the Company’s Class B Common Stock available for the grant of awards thereunder by 1,850,000 shares.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
2,185,617	87,054	2,691	194,081	88.60

(3)	A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the ratification of the appointment of Zwick CPA, PLLC (formerly known as Zwick & Banyai, PLLC) as the Company’s independent registered public accounting firm for the Fiscal Year ending October 31, 2022.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
2,467,687	1,325	431	0	99.93

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Employment Agreement between the Company and Howard S. Jonas, dated April 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Ezra Y. Rosensaft
Name:	Ezra Y. Rosensaft
Title:	Chief Executive Officer

Dated: April 11, 2022

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Employment Agreement between the Company and Howard S. Jonas, dated April 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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